As filed with the Securities and Exchange Commission on April 17, 2007
Registration No. 333-123135

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to
Form S-3 on Form S-1
Registration Statement
Under the Securities Act of 1933

CRAY INC.
(Exact name of registrant as specified in its charter)

WASHINGTON	93-0962605
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)
411 First Avenue South, Suite 600
Seattle, Washington
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

Kenneth W. Johnson,
Senior Vice President, General Counsel
and Corporate Secretary
Cray Inc.
411 First Avenue South
Suite 600
Seattle, WA 98104-2860
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Name, address, including zip code, and
telephone and facsimile numbers, including area code, of agent for service)

Copy to:
L. John Stevenson, Jr.
Stoel Rives LLP
One Union Square, 36th Floor
Seattle, WA 98101-3197
(206) 624-0900 (telephone)
(206) 386-7500 (facsimile)

Approximate date of commencement of proposed sale to the public:
Not Applicable
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES

DEREGISTRATION OF UNSOLD SECURITIES
     We previously issued $80 million aggregate principal amount of our 3.0% Convertible Senior Subordinated Notes due 2024 (the “Notes”) and, pursuant to a Registration Statement (File No. 333-123135) filed with the Securities and Exchange Commission on March 4, 2005 (together with all subsequently filed amendments and prospectus supplements, the “Registration Statement”), registered for resale by the holders thereof both the Notes and up to 5,698,006 shares of our Common Stock (the “Shares”) that are issuable upon conversion of the Notes.
     In accordance with the undertaking contained in the Registration Statement and set forth in Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment to remove from registration all of the Notes and the Shares that remain unsold under the Registration Statement as of the date hereof. We are deregistering these securities because our obligation to maintain the effectiveness of the Registration Statement pursuant to the Registration Rights Agreement between us and the initial purchaser of the Notes has expired.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on April 17, 2007.

CRAY INC.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to this registration statement has been duly signed by the following persons on April 17, 2007 in the capacities indicated.

/s/ Peter J. Ungaro* Peter J. Ungaro	President, Chief Executive Officer and Director
/s/ Brian C. Henry* Brian C. Henry	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Kenneth D. Roselli* Kenneth D. Roselli	Vice President and Corporate Controller (Principal Accounting Officer)
/s/ William C. Blake* William C. Blake	Director
/s/ John B. Jones, Jr.* John B. Jones, Jr.	Director
/s/ Stephen C. Kiely* Stephen C. Kiely	Director
/s/ Frank L. Lederman* Frank L. Lederman	Director
/s/ Sally G. Narodick* Sally G. Narodick	Director
/s/ Daniel C. Regis* Daniel C. Regis	Director
/s/ Stephen C. Richards* Stephen C. Richards	Director

*By	/s/ Kenneth W. Johnson

Kenneth W. Johnson Attorney-in-Fact